Sublease

between

Broadway Suites, Inc.

and

Key Gold Corporation

Date: Jun 15, 2004

JM.

Broadway Suites Office Sublease

This Broadway Suites Office Sublease (Sublease) is made and entered into this 15 day of June, 2004, by and between Office Partners, Inc., a Colorado corporation doing business as Broadway Suites, Inc., hereinafter referred to as "Landlord" and Key Gold Corporation hereinafter referred to as "Tenant".

Recitals

WHEREAS, Landlord leases from Vail Broadway Partnership, LLP, a Colorado registered limited liability partnership, an office building commonly known as The Broadway Building located on the southeast corner of Broadway and The Pearl Street Mall in Boulder, Colorado, at 1942 Broadway, Boulder, Colorado 80302 hereinafter referred to as the "Building" pursuant to a written lease dated December 1, 1990, hereinafter referred to as the "Vail Broadway Lease"; and

WHEREAS, subject to the terms and conditions of the Vail Broadway Lease and this Sublease and to the written consent of Vail Broadway Partnership, LLP, Landlord desires to sublease to Tenant and Tenant desires to sublease from Landlord the office space described herein.

NOW THEREFOR, for and in consideration of the foregoing Recitals and the covenants, terms, conditions, agreements and payments as hereinafter set forth, Landlord and Tenant agree as follows:

1. Premises

a. Landlord agrees to sublease to Tenant and Tenant agrees to sublease from Landlord office space, which will be referred to in this Sublease as the "Premises", known as Suite 504. The Premises, which is more fully described in Exhibit A, is located on the fifth floor of the Building. The parties agree, for the purposes of this Sublease, that the Premises has an area of approximately 238 usable square feet/329 rentable square feet. Along with exclusive use of the Premises, the Tenant shall, for the term of this Sublease, also have a nonexclusive right to the use of the waiting/reception area, conference rooms, kitchen, and other common areas on the second, third, fourth and fifth floors of the Building, subject to rules, regulations, and charges that may from time to time be issued by the Landlord.

b. ~~The Landlord also agrees to sublease to Tenant, and Tenant agrees to sublet from Landlord, for Tenant's exclusive use, Storage Space Number ______, located on the lower level of the Broadway Building, and consisting of approximately ______ usable square feet/______ rentable square feet~~.

2. Term

The term of this Sublease shall be for one ~~year(s)/month(s)~~ year, commencing at twelve o'clock noon on the 15 day of June, 2004, and ending at twelve o'clock noon on the 31 day of May, 20~~04~~05.

3. Possession

a. If the Landlord cannot deliver possession of the Premises to the Tenant at the commencement of the term hereof, by reason of the making of any alteration or repairs to the Premises pursuant to the specifications attached hereto as Exhibit B, or for any other reasonable cause, this Sublease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, however Tenant's rent shall be pro-rated to reflect the number of days during which the space was unavailable, nor shall the expiration date of the above term be in any way extended, except that after thirty (30) days of non-delivery of possession, Tenant shall have the right to terminate this Sublease if, and only if, this right to terminate is exercised within a period of ten (10) days after the foregoing thirty (30) day period, by notice in writing to Landlord.

b. If the Landlord, at Landlord's sole option, shall permit Tenant to occupy the Premises prior to the commencement date of the term as set forth in Paragraph 2, such occupancy shall be subject to all the provisions of this Sublease. Early possession shall not advance the termination date of this Sublease as stated above.

c. The Tenant shall have the right, prior to the commencement date, to enter upon the Premises at reasonable times for the purpose of installing furniture, fixtures and equipment, if and only if:

1) the Premises has been vacated by all former tenants, if any;
2) such access and installation does not conflict with the alterations or repairs described in Paragraph 3(a) above; and
3) all rents payable as provided in Paragraphs 4 and 6 of this Sublease have been paid, as well as all deposits and fees as provided in Paragraphs 4(f) and 7 of this Sublease.

4. Rent/Deposit

a. Premises Rent: Beginning on the earlier of the commencement date set forth in Paragraph 2 hereof; or the first day of occupancy of the Premises by Tenant; or the first day that Tenant enters the Premises to install furniture, fixtures or equipment as provided in Paragraph 3(c), hereinafter referred to as "Rent Commencement", Tenant hereby covenants and agrees

to pay to Landlord at the address of Landlord as set forth herein equal monthly base rent ("Basic Monthly Rent") for the Premises of eight hundred fifty and 00/100 U.S. Dollars ($850.00) for a total rent for the Premises during the term set forth in Paragraph 2 hereof of nine thousand eight hundred three and 33/100 U.S. Dollars ($9,803.33).

b. ~~Monthly Storage Rent: Beginning with Rent Commencement, Tenant hereby covenants and agrees to pay to Landlord at the address of Landlord set forth herein equal monthly payments of ____________________ and ___/100 U.S. Dollars ($\_\_\_\_\_\_\_\_\_\_)("Monthly Storage Rent"), as rent for the Storage Space set forth in Paragraph 1(b) hereof, for a total Storage Space rent during the term set forth in Paragraph 2 hereof of \_\_\_\_\_\_\_\_\_\_\_\_\_\_\_\_\_\_\_\_ and \_\_\_/100 U.S. Dollars ($__________)~~.

c. Advance Payment Without Deduction: After the Rent Commencement, the Basic Monthly Rent and Monthly Storage Rent shall always be due and payable in U.S. Dollars, without deduction, set off, demand, or notice, in advance on the first day of each calendar month.

d. Proration of Rent for Partial Months: If the Rent Commencement is on other than the first day of a calendar month, Basic Monthly Rent and Monthly Storage Rent from such date until the first day of the next succeeding calendar month shall be prorated on the basis of the actual number of days in such calendar month and shall be payable in advance. If the Sublease term terminates on other than the last day of a calendar month, Basic Monthly Rent and Monthly Storage Rent from the first day of such calendar month until such termination date shall be prorated on the basis of the actual number of days in such month and shall be payable in advance.

e. Partial Payments of Rent: No payment by Tenant or receipt by Landlord of an amount less than the Basic Monthly Rent and Monthly Storage Rent provided for herein shall be deemed to be other than on account of the earliest rent then due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or other payment without prejudice to Landlord's right to recover the balance of all rent then due, and/or to pursue any or all other remedies provided for in this Sublease, at law, and/or in equity, including, but not limited to, eviction of Tenant.

f. Security/Damage Deposit: Tenant has deposited with Landlord the sum of one thousand two hundred seventy five and 00/100 U.S. Dollars ($1,275.00), the receipt of which is hereby acknowledged (except that if such payment is made by check this acknowledgment of receipt is subject to collection of the said amount), as security for the complete and faithful performance by Tenant of each and every item, covenant, and condition of this Sublease, including, but not limited to, payment of rent and care of the Premises. The amount of one thousand two hundred seventy five and 00/100 U.S. Dollars ($1,275.00) is hereinafter referred to as the "Security/Damage Deposit". In the event that Tenant defaults in **any** of the terms, agreements, covenants and conditions of this Sublease, Landlord, at its sole option and election, may use, apply or retain the whole or any part of the Security/Damage Deposit for payment of any damage to the Premises or any portion of the Premises or of any and all other losses, costs or unpaid rent or for any other sum which Landlord expends or incurs by reason of Tenant's breach or default of this Sublease, including, but not limited to, attorneys' fees incurred by Landlord regardless of whether or not litigation has been initiated and including, but not limited to, costs of cleaning. Landlord, at Landlord's sole option and election, may commingle all or any portion of the Security/Damage Deposit with Landlord's other funds and may use and/or deposit any portion or all of the Security/Damage Deposit in an interest bearing or non-interest bearing account, and if deposited in an interest bearing account, any interest thereon shall belong to Landlord, and not to Tenant under any circumstances. The Security/Damage Deposit is not, and shall not be deemed or construed to be, an advance payment or partial payment of rent or any other cost due from Tenant pursuant to this Sublease. After each application or retention of all or any part of the Security/Damage Deposit by Landlord and upon Landlord's oral or written demand to Tenant, Tenant shall pay to Landlord in cash or certified funds the amount of the Security/Damage Deposit so applied or retained so that the total amount of the Security/Damage Deposit during the term of this Sublease and any and all extensions hereof shall be equal to its original amount of one thousand two hundred seventy five and 00/100 U.S. Dollars ($1,275.00), and in the event that Tenant fails to pay the amount demanded by Landlord within five (5) days after Landlord's oral or written demand, Tenant shall be in default of this Sublease. The Security/Damage Deposit less any amounts used, applied or retained under the terms of this Sublease will be mailed to Tenant within sixty (60) days after the later of the following to occur: (a) the termination of this Sublease; or (b) after

delivery to Landlord of the entire possession of the Premises as defined in Paragraph 21 hereof.

5. **Included Services and Utilities.**

a. During the term of this sublease, so long as Tenant is not in default of any term or condition of this Sublease and subject to the Broadway Building & Broadway Suites Rules and Regulations, Exhibits C-1 and C-2 respectively, Landlord agrees to furnish to the Premises and common areas of the Building, twenty-four (24) hours per day, seven (7) days per week, including holidays, electricity for normal lighting and fractional horsepower office machines, the use of the passenger elevator, water to common areas and to Premises only if it is equipped with sinks or other plumbing, and telecom wiring to and including the jack in the Premises. Heat and air conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises shall be provided during reasonable hours of generally recognized business days, and shall also be provided at all other times, except that such heat and air conditioning may be set back after normally recognized business hours, on weekends, and on generally recognized business holidays by no more than ten (10) degrees higher or lower than the temperature maintained during generally recognized business hours. Janitorial service shall be provided to the common areas of the Building no fewer than six (6) days per week, and to the Premises three (3) days per week at times other than reasonable hours of generally recognized business days, solely in the discretion of the Landlord. If the Premises are occupied at the time such janitorial services are available on any given day or days, the right to such service for that day, or days, is waived by Tenant. Landlord is not responsible for scheduling such janitorial service to be at the convenience of the Tenant, nor is Landlord liable to provide janitorial service on alternate days or at times more convenient to Tenant. Landlord shall maintain and keep lighted the common stairs and common entries in the Building.

b. Tenant agrees that Landlord shall not be held liable for failure to supply such electricity, heating, air conditioning, telephone service, water, elevator, janitorial services, lighting services, or any of them, unless such failure is due to gross negligence on its part, it being understood that Landlord reserves the right to temporarily discontinue such services, or any of them, at such times, and from time to time, as may be necessary by reason of accident, breakage, repairs, alterations or improvements, or whenever, by reason of strikes, lockouts or other labor disputes of any character, riots, acts of God, or any other happening when Landlord is unable to furnish such services. No such event or action by

Landlord shall be construed as an eviction or disturbance of possession or as an election by Landlord to terminate this Sublease, nor shall Landlord be in any way responsible or liable under any circumstances for a loss or injury to persons or property, however occurring, through or in connection with, or incidental to, failure to furnish any of the foregoing services.

c. Tenant agrees to use only such electric current as shall be supplied by Landlord for lighting and operation of fractional horsepower office machines during such times as the Premises are occupied. Tenant will not, without prior written consent of Landlord, use any apparatus, device or machine in the Premises using in excess of 120 volts, or which will in any way increase the amount of electricity furnished or supplied for the use of the Premises as general office space. Tenant will not, without prior written consent of Landlord, connect any apparatus or device with electric current for the purpose of using electric current, except through existing electrical outlets in the Premises. If Tenant shall require water or electric current in excess of that usually furnished or supplied for the use of the Premises as general office space, Tenant shall first procure the written consent of Landlord to the use thereof, which Landlord may refuse, in Landlord's sole discretion. In the event that such use is permitted, Landlord may cause a water meter or electrical current meter, or both, to be installed in the Premises, so as to measure the amount of water and electric current consumed for any such use. The cost of any such meters and of installation, maintenance and repair thereof shall be paid for by Tenant, and Tenant agrees to pay to Landlord promptly upon demand thereof by Landlord for all such water and electric current consumed as shown by said meters at the rates charged for such services by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed, including, but not limited to, expenses incurred by Landlord in having Landlord's employees maintain such accounting. If a separate meter is not installed, Tenant agrees to pay Landlord promptly upon demand by Landlord the excess cost for all such water and electric current as shall be established by an estimate made by a utility company or professional engineer.

d. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof shall be paid by Tenant to Landlord upon demand by Landlord.

e. Tenant agrees to be prudent in its use of electric current and water, and agrees to turn off lights, heaters, office equipment, including, but not limited to computers, and water in or about the Premises, or cause them to be turned off by its employees, servants, agents or invitees at any and all times that the Premises are not in use, and at other times when reasonably prudent behavior so dictates. Tenant shall promptly pay within five (5) calendar days after written demand, a reasonable amount assessed by Landlord for unreasonable waste of electric current or water on the Premises or in the common areas if such waste is caused by Tenant, its employees, servants, agents, or invitees, and such amount shall be deemed to be additional rent pursuant to this Sublease.

6. Additional Services and Equipment for a Fee

a. General Terms and Conditions: Subject to the terms and conditions set forth in this Paragraph 6, Landlord agrees to provide various services and equipment for use by Tenant during the term of this Sublease, and any extension or renewal hereof, which services and equipment and the deposits and initial charges therefor are set forth in Reception Service Levels and Broadway Suites Cost Estimate Summary, which are attached hereto and incorporated herein as Exhibits D-1 and D-2, respectively. Monthly service charges, as set forth in Exhibits D-1 and D-2, shall be due and payable by Tenant in U.S. Dollars, without deduction, setoff, demand, or notice, in advance of the month for which each such service is to be provided, and charges based upon actual usage of services, including long distance telephone charges, postage, copies and facsimile transmission charges, shall be due and payable by Tenant in U.S. Dollars without deduction, setoff, demand or notice, in arrears, at Exhibit D-2 rates, as set forth in a monthly billing statement by Landlord. Landlord will make a reasonable effort to include in each such billing statement those charges payable in arrears that were incurred by Tenant since the billing statement immediately prior to the then current billing statement; provided, however, that Landlord reserves the right to include on any billing statement any charges for services, payable in arrears, that were incurred by Tenant at any time prior to the then current billing statement, and Tenant shall be liable for all such charges, as provided herein, regardless of when such charges are included on a billing statement. All such monthly charges for services and equipment usage pursuant to this Paragraph 6, whether payable in advance or in arrears, shall be deemed to be additional rent and shall be due and payable by Tenant on the due date for payment of the Basic Monthly Rent as set forth in Paragraph 4(a) of this Sublease. Tenant acknowledges and agrees that Landlord shall be entitled to increase, at any

time and from time to time, any or all of the charges for services and equipment as set forth in Exhibits D-1 and D-2, provided that any and every such increase shall be reasonable under the circumstances taking into account the costs of providing such services or equipment to Landlord, including charges therefor by third parties, such as long distance telephone service providers. No interruption, malfunction or failure in the provision of any service or equipment provided for in this Paragraph 6 shall (i) constitute an actual or constructive eviction or breach by Landlord of any of its obligations hereunder, or (ii) render Landlord liable for damages, including without limitation, special, direct, indirect, incidental, and/or consequential damages of any kind whatsoever (including without limitation attorneys fees), or (iii) entitle Tenant to be relieved from any of Tenant's obligations under this Sublease, or (iv) grant Tenant any right of set off or recoupment.

b. Reception Services: During the term of this Sublease, and any extension or renewal hereof, Landlord agrees to provide the level of reception service at the charges therefor, as set forth in Exhibit D-1 hereof, and subject to the terms and conditions set forth in Paragraph 6(a) above. Tenant agrees to pay the monthly charge therefor, as identified in Exhibit D-1 hereof, and subject to the terms and conditions of Paragraph 6(a) above; provided, however, that if Tenant uses any reception service that is not included in those services for the level of service agreed to by Tenant in Exhibit D-1, then Tenant shall be liable for, and agrees to pay as additional rent, pursuant to the terms and conditions of Paragraph 6(a) hereof, either the monthly charge for a higher level of reception service as identified in Exhibit D-1 or a reasonable rate for each such additional service, as determined in the sole discretion of Landlord.

c. Telephone Service and Equipment: During the term of this Sublease, and any extension or renewal hereof, Landlord agrees to provide to Tenant the telephone service and equipment at the charges therefor, as set forth in Exhibit D-2 hereof, and subject to the terms and conditions of Paragraph 6(a) above. Tenant agrees to pay Landlord for such telephone service and equipment at the charges therefor, as set forth in Exhibit D-2 hereof, and subject to the terms and conditions of Paragraph 6(a) above. Landlord agrees to allow Tenant to use one of Landlord's block of telephone numbers during the term of this Sublease, or any extension or renewal hereof; provided that Tenant agrees that said telephone numbers shall remain the property of Landlord, and upon the termination of this Sublease, or breach or default hereof by Tenant, all of

Tenant's rights to use said numbers assigned to Tenant hereby shall automatically terminate. Any attempt by Tenant to retain or transfer said assigned telephone numbers to a location other than the Premises, shall be a default hereof. Tenant may transfer to the Building a telephone number which Tenant was given the right to use by an assigning Local Exchange Company prior to the date that Tenant first became an occupant of the Building ("Tenant's Number") and if so transferred, Tenant's Number shall be incorporated into Landlord's block of telephone numbers, all at Tenant's cost and expense. In the event that Tenant has Tenant's Number incorporated into Landlord's telephone system and block of numbers, Tenant agrees to, and hereby does, assign any and all control and authority over and with respect to Tenant's Number, and to the telephone line dedicated thereto, to Landlord, who shall have the sole right and authority to obtain service, maintenance and repair thereof. Tenant shall direct any and all requests for service, maintenance, and/or repair of or to the telephone equipment or service to Landlord only, including any service, maintenance, and/or repair regarding or related to Tenant's Number. Tenant understands and agrees that Landlord is merely a reseller telephone service to Tenant, and shall not be liable to Tenant for any interruption, malfunction or failure of telephone service or equipment to Tenant, as provided in Paragraph 6(a). Tenant further understands and agrees that Landlord shall act only as an intermediary on Tenant's behalf with a directory assistance service provider, that Tenant shall be solely responsible for the accuracy and inclusion of any listing or advertisement of Tenant's business in the directory assistance listing publication of any directory assistance service provider, and that Landlord shall not be liable to Tenant for any losses or damages, including without limitation, special, direct, indirect, incidental and/or consequential damages of any kind whatsoever (including without limitation attorneys fees), resulting from, relating to or arising out of any failure to list Tenant or Tenant's business in a timely manner or the erroneous, incorrect or inaccurate, in any regard, listing of Tenant or Tenant's business in said directory assistance publication. Upon termination of this Sublease, Tenant may immediately cancel, terminate or transfer Tenant's Number from Landlord's telephone system and block of numbers. In the event that Tenant fails or refuses to so cancel, terminate or transfer Tenant's Number within thirty (30) calendar days after the termination of this Sublease, then Landlord shall have the authority, at Landlord's sole option and election, to retain Tenant's Number in Landlord's block of telephone numbers and to use and/or assign, cancel, terminate and/or transfer

Tenant's Number as Landlord desires, and from and after said 30th calendar day, said telephone number shall be the property of Landlord.

d. Data Services: For purposes of this Sublease, "Data Services" shall include, but not be limited to, wide area network ("WAN"), local area network ("LAN"), virtual private network ("VPN"), server hosting, e-mail service, printing, FTP, web browsing, web hosting, news groups, instant messaging, IRC, video conference service and T1 trunk line. During the term of this Sublease, and any extension or renewal hereof, Landlord shall provide to Tenant Data Services at the charges therefor, as set forth in Exhibit D-2 hereof, and subject to the terms and conditions of Paragraph 6(a) above. Tenant agrees to pay Landlord for such Data Services and equipment at the charges therefor, as set forth in Exhibit D-2 hereof, and subject to the terms and conditions of Paragraph 6(a) above. Tenant understands, represents and agrees that Data Services are an ever changing, highly sensitive and developing technology, the operation, efficiency and quality of service and results of which are dependent upon multiple variables, many of which are within the control of Tenant, and that the operation and use of Data Services are subject to federal and state laws, rules, regulations and restrictions, which Tenant covenants to abide by and to comply with, and any breach thereof by Tenant shall be a material default of this Sublease. In addition, attached hereto and incorporated herein as Exhibit D-3 is Broadway Suites' Acceptable Use Policies, which Landlord may amend from time to time in Landlord's sole discretion and which Tenant covenants and agrees to abide by and to comply with, as amended from time to time by Landlord, and any breach thereof shall be a material default of this Sublease. Amendments to Broadway Suites' Acceptable Use Policies may be made by Landlord and communicated to Tenant electronically (i.e. via e-mail). Tenant agrees that the Data Services and any and all equipment necessary for the provision of such services by Landlord to Tenant shall remain the property of Landlord, and upon termination of this Sublease, or breach or default hereof by Tenant, all of Tenant's rights to use such Data Services and equipment shall automatically terminate. Any attempt by Tenant to retain, or to transfer such Data Services to a location other than the Premises, shall be a default hereof. Landlord shall have the sole right and authority to service, maintain and repair the Data Services and Landlord's equipment providing the same, and Tenant shall direct any and all requests for Data Service and for maintenance and/or repair of or to the Data Services and equipment providing the same to Landlord only. Landlord agrees to use its best efforts to

maintain and repair the Data Services and equipment providing the same in reasonably good working order; provided, however, that Landlord shall not be liable to Tenant for any interruption, malfunction or failure of Data Services, as provided in Paragraph 6(a).

e. Landlord's Office Equipment: Landlord agrees to provide certain office equipment, which may include one or more of the following: typewriter, copy machine, postage meter and facsimile machine, for the convenience of occupants of the Building, including Tenant, and to maintain and repair such equipment in good working order in a reasonably timely manner; provided, however, as more specifically set forth in Paragraph 6(a) hereinabove, that Landlord shall not be liable for any interruption in availability, malfunction or failure of any such office equipment. Tenant covenants and agrees that it shall use any and all office equipment provided by Landlord in a reasonable manner for the purpose for which such equipment was intended, and in the event that any malfunction or failure of any such office equipment results from misuse or negligent use thereof by Tenant or any of Tenant's guests, family members, employees, contractors or others acting for, or on behalf of, or with the consent of, Tenant, Tenant shall be responsible for, and shall immediately pay to Landlord, all costs and expenses for repair, or replacement, of such office equipment upon delivery of an itemized statement therefor by Landlord. In the event of any malfunction or failure of any office equipment provided by Landlord pursuant hereto, Tenant shall report such failure or malfunction to Landlord and shall not attempt, or authorize anyone other than Landlord, to maintain, repair or replace such office equipment.

7. Cleaning Fee

Tenant has deposited with Landlord $85.00 to apply to cleaning the carpets, walls and, if necessary, repainting the walls of the Premises upon Tenant's vacating the Premises. This deposit is not refunded, but shall be applied to restoring the Premises to their condition prior to Tenant's occupancy.

8. Use

a. Tenant shall use the Premises for office purposes only, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord.

b. Tenant shall not do, permit or suffer anything to be done in or about the Premises, nor bring or keep anything in or about the Premises, nor shall Tenant allow or suffer any employee, agent, invitee or guest to bring or keep anything in or about

the Premises, which will in any way increase the existing rate or affect any fire or other insurance upon the Building or any of its contents, or cause cancellation of any insurance policy covering the Building or any part thereof or any of its contents.

c. Tenant shall not do, permit, or suffer anything to be done in or about the Premises which will, in any way, obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them nor shall Tenant use or allow the Premises, or any portion of the Building, to be used for any improper, immoral, unlawful or objectionable purpose, as determined by Landlord. Tenant shall not cause, maintain, permit, or suffer any nuisance in, on or about the Premises or the Building. Tenant shall not damage or destroy any part of the Premises or the Building, nor shall Tenant permit or suffer damage or destruction to be done by any invitee, guest, licensee, agent, or any other person present on the Premises or the Building as a result of Tenant's tenancy therein.

9. **Prohibition of Animals**
Tenant shall not keep, maintain or allow any animals, other than guide and service dogs accompanied by their visually or hearing impaired owners, in or on the Premises or the Building. In the event of a breach of this prohibition of animals, Landlord shall deliver a written warning to Tenant for the first such violation discovered by Landlord, and for each and every violation thereafter of this prohibition against animals, Landlord, at Landlord's sole option and discretion and in addition to any other remedies granted to Landlord herein for a breach or default of this Sublease, may charge Tenant an amount as established from time to time by Landlord for such violations hereof as set forth in the Broadway Suites Rules and Regulations, Exhibit C-2.

10. **Compliance with the Law**
Tenant shall not use the Premises, permit anything to be done in or about the Premises, or suffer anything to be done in or about the Premises which will, in any way, conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural, heating, mechanical and electrical alterations not related to or affected by Tenant's improvements or acts. The judgment by a Court of competent jurisdiction against Tenant, whether the Landlord be a

party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between the Landlord and Tenant.

11. Alterations and Additions

Tenant shall not make or allow to be made any alterations, additions or improvements to or of the Premises or any part thereof, including, but not limited to, painting, staining, varnishing; or applying wall covering or paneling; or installing projections, attachments, awnings, window coverings, advertising, posters or displays, which are visible to the public or may affect other tenants, to any surface that is a part of the Premises, without first obtaining the written consent of Landlord. Any alterations, additions or improvements to or of the Premises, including, but not limited to, wall coverings, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall, on the expiration of the term of this Sublease, become a part of the Building and belong to the Landlord and shall be surrendered with the Premises. In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense. Any contractor or person selected by Tenant to make alterations, additions or improvements to the Premises must first be approved of in writing by Landlord. Prior to the expiration of the term of this Sublease, as set forth in Paragraph 2 hereof, or in the event that this Sublease terminates for any reason earlier than the termination date as set forth in Paragraph 2, Tenant shall, upon the written demand by Landlord, at Tenant's sole cost and expense, remove any alterations, additions, or improvements made which have been designated by the Landlord to be removed, and shall repair any damage to the Premises caused by such removal. Said removal and repair shall be completed no later than the last day of the term, hereof, in a good and workmanlike manner.

12. Repairs

a. It is understood that by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair. Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair. Upon the expiration or sooner termination of this Sublease, Tenant shall surrender the Premises to the Landlord in good condition, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted. Except as specifically provided in Exhibit B, if any, to this Sublease, Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. The parties to this Sublease affirm that Landlord has made no representations to Tenant respecting the

condition of the Premises or the Building other than those specifically set forth in this Sublease, if any.

b. Landlord shall repair and maintain at its cost the structural portions of the Building and delivery systems, including the basic plumbing, air conditioning, heating, electrical systems installed or furnished by Landlord, and telecom wiring up to and including the jack in the individual office space, unless such maintenance and repairs are caused in part or in whole by the act, neglect, omission or fault of the Tenant, its agents, employees, servants, or invitees, in which case Tenant shall pay to Landlord the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Paragraph 23 of this Sublease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives any right Tenant may have to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

13. Liens

Tenant shall keep the Premises, the Building and the land on which the Building is situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Landlord may require, at Landlord's sole option, that Tenant shall provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1-1/2) times any and all estimated cost of improvements, additions, or alterations in the Premises, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work.

14. Assignment and Subletting

Tenant shall not either voluntarily or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Sublease or any interest herein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Consent to one assignment, subletting, occupation or use by any other person shall not be deemed to be consent to any subsequent assignment, subletting, occupation or use by another person. No assignment or

subletting shall relieve Tenant of any liability to Landlord under this Sublease. Landlord will consent to an assignment or subletting only if Tenant is able to establish to Landlord's satisfaction that the assignment or subletting will not result in a reduction in total rent for the space, that the proposed assignee or subtenant has adequate financial strength and will operate a business compatible with the tenant mix of the building. Any such assignment or subletting without Landlord's consent shall be void, and shall, at the option of the Landlord, constitute a default under this Sublease.

15. **Hold Harmless**

Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising from Tenant's use of the Premises for the conduct of its business or from any activity, work, or other thing done, permitted or suffered by the Tenant in or about the Building. The Tenant shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Sublease, or arising from any act or negligence of the Tenant, or any officer, agent, employee, guest, or invitee of Tenant, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon. In any case, action or proceeding that may be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to, and approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord for this Sublease, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises, from any cause other than Landlord's negligence or wrongful acts, and Tenant hereby waives all claims in respect thereof against Landlord. Landlord and its agents shall not be liable for any damage to property of the Tenant entrusted to employees of the Landlord, nor for loss or damage to any property by theft or otherwise, nor for any injury to, or damage to, persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to the negligence of Landlord, its agents, servants or employees. Landlord and its agents shall not be liable for interference with the light or other incorporeal hereditament or for loss of business by Tenant, nor shall Landlord be liable for any latent defects in the Premises or in the Building. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.

16. Subrogation

As long as their respective insurers so permit, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall obtain any special endorsements, if required by their insurer, to evidence compliance with said waiver.

17. Liability Insurance

Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Sublease a policy of comprehensive general liability insurance naming Landlord as an additional insured, against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. The limit of said insurance shall not be for an amount less than Five Hundred Thousand ($500,000.00) Dollars combined single limit. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain such insurance at the expense of Tenant and such expense shall be deemed to be additional rent pursuant to this Sublease and shall be due and payable by Tenant within five (5) calendar days after written demand. Insurance required hereunder, shall be in companies rated A VIII or better in "Best's Insurance Guide." Tenant shall deliver to Landlord prior to occupancy of the Premises copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance and during the term of this Sublease, and any extensions hereof, shall keep such insurance current and shall deliver current copies of such insurance or certificates to Landlord. No policy shall be cancelable or subject to reduction of coverage except after ten days' prior written notice to Landlord.

18. Personal Property Taxes

Tenant agrees to promptly pay when due for all personal property taxes and other taxes assessed against Tenant's business.

19. Building Security

Tenant understands and acknowledges that many people occupy, or otherwise have access to, the Building. Building security requires the participation and cooperation of Tenant and other occupants of the Building. Landlord makes no assurances, guarantees or warranties of security, and shall not be liable for any injury, harm, damages, or losses to person or property or theft caused by, arising out of, or relating to any lack or breach of security in the Building. Tenant shall take all reasonable measures to maintain the security of the Building and its occupants and contents, including, but not limited to, not blocking open or leaving ajar any locked door or window; not

unlocking and leaving unlocked any locked door or window; not permitting persons to enter the Building when it is locked, except persons who are Tenant's employees, servants, agents or invites, who shall be escorted by Tenant into and back out of the Building; not allowing any unauthorized person to be unattended in the Building during times when the Building is locked; closing and locking windows in the Premises; and taking all other precautions that a reasonable prudent person would take to ensure that the security of the Building is maintained. Tenant shall be liable for any and all losses, damages and injuries to any person or property or theft of property belonging to any occupant of the Building or to the Landlord that may occur due to Tenant's negligence with regard to security, and shall hold Landlord harmless from and against any liability, loss, damage or injury to person or property or theft, arising out of or relating to such negligence. Tenant's failure to comply with any provision of this Paragraph 19 shall be a material default of this Sublease. For the purposes of this Sublease, and specifically this Paragraph 19, Tenant understands and covenants that security of the Building includes, but is not limited to, keeping the interior of the Building and Premises protected from exposure to weather and the elements by closing exterior doors, windows and hatches.

20. Rules and Regulations

Tenant covenants and agrees to faithfully observe and comply with both the Broadway Building Rules and Regulations and the Broadway Suites Rules and Regulations, Exhibits C-1 and C-2 hereof respectively, which may be modified from time to time by Landlord without prior notice. Any and all modifications to said Rules and Regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant. Landlord shall not be liable to Tenant for the nonperformance of any of said Rules and Regulations, or any damage resulting therefrom, by any other tenants or occupants of the Building.

21. Surrender of Possession/Holding Over

In the event that Tenant shall not immediately surrender possession of 100% of the Premises to Landlord at the termination of this Sublease, Tenant shall become a Tenant from month to month, only if rent equal to 150 percent (150%) of the last full Basic Monthly Rent and the Monthly Storage Rent due hereunder immediately prior to termination of this Sublease plus any and all other additional rent and charges provided for in this Sublease are paid to and accepted by Landlord in advance. Unless and until Landlord accepts such rent and other payments from Tenant, Landlord shall be entitled to retake or recover possession of the Premises, as provided in case of default on the part of Tenant, and Tenant shall be liable to Landlord for any

loss or damage Landlord may sustain by reason of Tenant's failure to surrender possession of the Premises immediately upon expiration of the term of this Sublease. No holding over by Tenant shall operate to renew or extend this Sublease without the written consent of Landlord to such renewal or extension having been first obtained. If Tenant shall fail to surrender possession of the Premises immediately upon such termination of this Sublease, Tenant hereby agrees that all **obligations**, including those for rent as adjusted in this Paragraph 21, of Tenant (and not Tenant's rights) and all **rights** of Landlord (and not Landlord's obligations) applicable during the term of this Sublease shall be equally applicable during such period of subsequent occupancy whether or not the month to month tenancy shall have been created as aforesaid. For purposes of this Sublease, Tenant shall be deemed to have not surrendered possession of the Premises if Tenant exercises, or refuses to release, any other control or authority over, or with regard to, the Premises regardless of whether or not Tenant is in physical possession of the Premises, including, but not being limited to, failure to return keys, storage of personal property in or on the Premises or in or on the Storage Space identified in Paragraph 1(b) hereof, or failure to remove personal property from the Premises or from the Storage Space.

22. Certain Rights Reserved by Landlord

Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, persons or business, (unless due to Landlord's negligence) and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim for set-off or abatement of rent:

a. To inspect the Premises at reasonable hours, and during the last three months of the Sublease term to show the Premises to prospective tenants at reasonable hours, and if they are vacated to prepare them for re-occupancy. Landlord will use reasonable care during all such visits.

b. To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises.

c. Upon reasonable notice to Tenant to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises, and during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building, to interrupt or temporarily suspend Building services and facilities and to change the arrangement and location of entrance or passageways, doors, doorways, corridors, stairs,

toilets, or other public parts of the Building, all without abatement of rent or affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible and Landlord uses due diligence to insure minimum interruption of Tenant's use and that the time required to accomplish the aforementioned is not excessive.

d. To approve the weight, size and location of safes and other heavy equipment and property in and about the Premises and the Building (so as not to exceed the maximum safe weight bearing load) and to require all such equipment, furniture and similar property to be moved into and out of the Building and within the Building and Premises only at such times as will not interfere with business operations of other tenants. Movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require a permit from any government agency or quasigovernmental authority before allowing any such property to be moved into or out of the Building.

e. To require that Tenant neither attach nor affix to the glass, wood, walls, frames, brick walls, floors or ceilings within or bordering the Premises any stickers or labels, any heavy objects, or objects that require substantial support, such as bookshelves, cabinets, hanging plants, or other large items, or items that might, for any reason, cause substantial damage to the Premises or any part thereof, except by methods or devices approved in writing by Landlord, which approval shall not be unreasonably withheld; also to require that Tenant obtain such written approval prior to application of paint, paint remover, stain, varnish, or any other fluid or substance to floors, walls, or ceiling of the Premises, or to any other surface of the Building. Nothing in this Paragraph 22(e) is intended to prevent Tenant from hanging or otherwise affixing ordinary artwork, photographs, diplomas, certificates, and the like with reasonable and appropriate fixtures, suited for the specific surface to which such items are to be attached and calculated to cause as little damage as possible to such surfaces, and with the understanding that Tenant shall pay for any damage caused thereby and for filling any holes that may be created in so doing.

f. To take all such reasonable measures as are necessary for the security of the Building and its occupants. Tenant agrees, however, that security within its Premises is solely the responsibility of the Tenant.

g. Nothing contained herein shall impose any obligations upon the Landlord to do or perform any of the acts described in Paragraphs 22(a) through (f).

23. Reconstruction, Repair and Casualty Damage

a. In the event of the occurrence of either of the following events, Landlord agrees to forthwith repair the Premises or the Building, and this Sublease shall remain in full force and effect: (1) the Premises or the Building are damaged by fire or other perils covered by extended coverage insurance, and the extent of the destruction is less than fifty percent (50%) of the then full replacement cost of the Premises or the Building; or (2) the Premises or the Building are damaged by any cause other than fire or other perils covered by extended coverage insurance, and the extent of the destruction is less than ten percent (10%) of the then full replacement cost of the Premises or the Building. In the event of partial damage that the Landlord undertakes to repair, if any part of the Premises has been rendered unusable as a result of the damage, Tenant shall be entitled to a reduction of the Basic Monthly Rent with such reduction to be the proportion that the unusable part of the Premises bears to the whole thereof from the date such portion of the Premises became unusable until repair or reconstruction of the Premises are completed.

b. In the event the Premises or the Building are damaged by fire or other perils covered by extended coverage insurance, and the extent of the destruction is equal to or greater than fifty percent (50%) of the then full replacement cost of the Premises or the Building; or in the event the Premises or the Building are damaged by any cause other than fire or other perils covered by extended coverage insurance, and the extent of the destruction is equal to or greater than ten percent (10%) of the then full replacement cost of the Premises or the Building, then the Landlord shall have the option; (1) to repair or restore such damage, this Sublease continuing in full force and effect, but the rent to be proportionately reduced, if appropriate, as provided in Paragraph 23(a)above; or (2) give notice to the Tenant at any time within sixty (60) days after such damage terminating this Sublease as of the date specified in such notice, which date shall be no fewer than thirty (30) and no more than sixty (60) days after giving of such notice. In the event of giving such notice, this Sublease shall expire and all rights of Tenant in the Premises shall terminate on the date so specified in such notice. All rent shall be paid up to the date of such termination, but if any portion of the Premises has been rendered unusable as a result of the damage, the Basic Monthly Rent shall be reduced by the proportion that the unusable part of the Premises bears to the whole thereof from the date that such portion of the

Premises became unusable until the date of termination.

c. Notwithstanding anything to the contrary contained in this Paragraph 23, the Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Paragraph 23 occurs during the last six (6) months of the term of this Sublease or any extension thereof. If, under these circumstances, the Landlord elects not to restore the Premises, the Tenant shall have the right to terminate this Sublease upon thirty (30) days notice to Landlord. All rent shall be paid up to the date of such termination, with the Basic Monthly Rent being proportionately reduced, if appropriate, as provided in Paragraph 23(b)(2) above.

d. If this Sublease includes rental of Storage Space, the Monthly Storage rent therefor shall be reduced pursuant to the preceding provisions of Paragraphs 23(a), (b) and (c) as applied to the Premises, except that the reduction shall be the proportion that any unusable part of the Storage Space bears to the whole thereof from the date such part of the Storage Space became unusable until repair or reconstruction of the Storage space is completed,

e. Notwithstanding anything to the contrary contained in this Paragraph 23, if the damage to the Premises or the Building is due in whole or in part to the fault or neglect of the Tenant or its employees, there shall be no reduction of rent and the cost to repair such damage shall be deemed to be additional rent and shall be due and payable by Tenant within five (5) calendar days after written demand.

f. The Landlord shall not be required to repair any injury or damage by fire or other cause to, or to make any repairs or replacements of, any panels, decorations, office fixtures, railings, floor coverings, partitions, or any other property installed in the Premises by the Tenant.

g. Under no circumstances shall the Tenant be entitled to any compensation or other damages from the Landlord on account of any delay, inconvenience, annoyance, loss of business, or loss of the use of the whole or any part of the Premises or the common areas of the Building occasioned by such damage, repair, reconstruction or restoration, or for loss or destruction of Tenant's personal property located in or about the Premises.

24. Default - Remedies of Landlord

The provisions of this Paragraph 24 shall apply to Landlord's remedies for any default or breach of this Sublease by Tenant.

a. Landlord's Right to Cure Default: If Tenant shall at any time fail to pay any expense or other amount to be paid by Tenant hereunder, or fail to perform any other act to be performed by Tenant hereunder, Landlord, in addition to invoking any other remedy therefor, may but, shall not be obligated to, pay any such expense or other amount, or after giving Tenant three (3) calendar days prior written notice, perform such other act on the part of Tenant to be performed, in such manner and to such extent as Landlord may deem desirable, and may pay any expense incident thereto. All amounts so paid by Landlord shall constitute additional rent due and payable by Tenant with the next succeeding installment of rent. Tenant's failure to timely pay such amounts shall constitute a new default by Tenant, and Landlord shall have the same rights and remedies with respect thereto as in the case of default by Tenant in the payment of any installment of rent.

b. Default/Repossession or Reletting: If within three (3) calendar days after statutory notice requiring in the alternative compliance with the Sublease or possession of the Premises, Tenant shall fail or refuse to perform any of the terms, covenants, or condition of this Sublease to be kept and/or performed by Tenant, including, but not limited to, the payment of rent or any amount required by this Sublease to be paid by Tenant, Landlord shall be entitled to immediate possession of the Premises, together with all additions thereto or alterations and improvements thereof. After taking possession of the Premises, Landlord shall have the right to make any reasonable repairs, alterations or modifications to the Premises, which Landlord, in its sole discretion, deems reasonable or necessary. Landlord may, at its option, at any time and from time to time thereafter, relet the Premises or any part thereof at such rent and upon such conditions and for such term, whether less than or greater than the unexpired portion of the then current term of this Sublease, as Landlord deems reasonable or necessary. All sums received by Landlord from such reletting shall be applied: first, to the payment of all costs incurred in said reletting, including, but not limited to, advertising costs, reasonable brokerage and attorneys' fees and costs for time of Landlord's officers, employees or administrative staff in showing the Premises to prospective tenants and preparing the Premises for reletting based upon the applicable or reasonable hourly rate for each such officer, employee or administrative staff member; second, to the payment of the cost of any repairs, alterations or modification to the Premises by the Landlord; third, to the payment of any indebtedness of the Tenant arising out of this Sublease, including, but not limited to, rent past due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of current and future rent and

all charges due or to become due from Tenant pursuant hereto, if such future rent and/or charges may become payable. Should the amounts received from such reletting and applied on rent and other charges due pursuant hereto during any month be less than the rent and other charges required to be paid by Tenant pursuant to this Sublease, then Tenant shall pay to Landlord the amount of such deficiency within five (5) calendar days after notice of such deficiency by Landlord to Tenant. For purposes of this Paragraph 24, notice shall be deemed to be completed upon Landlord's hand delivery to the Premises of a bill for such deficiency or upon the third calendar day after mailing such bill by regular, registered or certified mail addressed to the last known address of Tenant. Regardless of whether or not the Premises are successfully relet pursuant to this Paragraph 24(b) and in addition to rent and other amounts due hereunder, Tenant shall pay to Landlord, as soon as notified from time to time, the cost and expenses incurred by Landlord in its attempt to relet, including, but not limited to, advertising costs, reasonable brokerage and attorneys' fees, and costs for time of Landlord's officers, employees or administrative staff in showing the Premises to prospective tenants and preparing the Premises for reletting based upon the applicable or reasonable hourly rate for each such officer, employee or administrative staff member and the reasonable costs and expenses incurred by Landlord in making repairs, alterations, or modifications to the Premises. In lieu of reletting the Premises, Landlord may occupy the same or any portion thereof, and in such event, from and after the date of occupation by Landlord, Tenant shall be discharged of any further obligations to Landlord under the provisions hereof for the payment of rent. In the event of any breach or default by Tenant and regardless of whether the Premises shall be relet or occupied by the Landlord, any fixtures, additions, furniture and the like then on the Premises shall be the property of Landlord at Landlord's option.

c. Landlord's Right to Terminate Services: If any payment of rent or any other amount due pursuant to this Sublease shall remain unpaid for more than twenty (20) calendar days after becoming due, Landlord may, without notice to Tenant and at any time and from and from time to time, discontinue furnishing telephone service, Data Services, voice mail services, cable television services, janitorial services, reception services, the use of office equipment, or any of them, until all arrearages of rent and/or such other amounts shall have first been paid and discharged, and Landlord shall not be liable for damages as a result of withholding any or all of such services, and such withholding of any service by Landlord shall in no way operate to release Tenant from any of its obligations under this Sublease.

d. Tenant - Bankruptcy or Insolvency: In the event an assignment of Tenant's business or property shall be made for the benefit of creditors, or, if the Tenant's leasehold interest under the terms of this Sublease shall be levied upon by execution or seized by virtue of any writ of any court of law, or, if application be made for the appointment of a receiver for the business or property of Tenant, or, if a petition in bankruptcy shall be filed by or against Tenant, then and in any such case at Landlord's option with or without notice, Landlord may terminate this Sublease and immediately retake possession of the Premises without the same working any forfeiture of the obligations of Tenant hereunder.

e. Abandonment - Tenant's Property: In the event Tenant has breached or is in default under the terms hereof, and by the sole determination of Landlord, has abandoned the Premises, Landlord shall have the right to remove all the Tenant's property from the Premises and to dispose of said property in such manner as determined best by Landlord, all at the cost and expense of Tenant and without liability of Landlord for the actions so taken.

f. Remedies Non-inclusive: In addition to any remedy granted to Landlord by the terms hereof, including, but not limited to, Landlord's right and option to use, apply or retain the whole or any part of the Security/Damage Deposit pursuant to Paragraph 4(f) of this Sublease, Landlord shall have available any and all rights and remedies available by statute, at law or in equity. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered inclusive of any other remedy, but shall be cumulative and shall be in addition to every other remedy given hereunder whether now or hereafter existing at law or in equity or by statute. Further, all or any powers and remedies given by this Sublease to Landlord may be exercised from time to time and as often as occasion may arise or as may be deemed expedient by Landlord.

g. Landlord's Delay or Omission: No delay or omission of Landlord to exercise any right or power arising from any breach or default by Tenant shall impair any such right or power or shall be considered to be a waiver of any such breach or default or acquiescence thereof. The acceptance of rent or any part thereof by Landlord shall not be deemed to be a waiver of any breach or default of any of the covenants herein contained or of any of the rights of Landlord to any remedies herein given.

h. Notice of Default/No Sublease Termination: Any and all notices from Landlord provided at law or in equity, including, but not limited to, notice of forcible detainer, unlawful detainer, forcible entry and detainer, unlawful entry and detainer, notice of default and Demand For Compliance Or Possession, shall not be construed as a termination of Tenant's obligations under this Sublease, unless specifically stated in the notice, and Landlord shall be entitled to enforce all of its rights provided herein without limitation, including, but not limited to, its right to continue to receive rent and other payments due and to become due in the future after such notice, from Tenant and to enforce the provisions set forth in this Paragraph 24.

25. Eminent Domain

If more than fifty percent (50%) of the Premises or common areas of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, to terminate this Sublease; Landlord shall be entitled to any and all income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such public or quasi-public use or purpose; and Tenant shall have no claim against Landlord for the value of any unexpired term of this Sublease. If less than fifty percent (50%) of the Premises are taken, or if more than fifty percent (50%) of the Premises are taken or if neither party elects to terminate as hereinabove provided, the rental thereafter to be paid shall be equitably reduced. If any part of the Building other than the Premises or Common Areas may be so taken or appropriated, Landlord shall have the right at its option to terminate this Sublease and shall be entitled to the entire award as above provided.

26. Estoppel Statement

Tenant shall at any time and from time to time upon not less than ten (10) calendar days' prior written notice from Landlord execute, acknowledge, and deliver to Landlord a statement in writing, (a) certifying that this Sublease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Sublease as so modified, is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of or any interest in the Building.

27. Authority of Parties

Each individual executing this Sublease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Sublease on behalf of Tenant.

28. Sublease

This is a sublease. The Landlord's interest in the Premises is as Tenant under the Vail Broadway Lease with the Vail Broadway Partnership as Landlord. This Sublease is expressly made subject to all the terms and conditions of the Vail Broadway Lease. If the Vail Broadway Lease is terminated, this Sublease shall not terminate, however, the Vail Broadway Partnership shall be substituted as Landlord hereunder with all of the rights and duties of Landlord set forth herein throughout the remaining term of this Sublease and Tenant shall, and hereby agrees to, attorn to Vail Broadway Partnership as Landlord.

29. General Provisions

a. Plats and Riders: Clauses, plats and riders, if any, signed by the Landlord and the Tenant and endorsed on or affixed to this Sublease are a part hereof.

b. Waiver: The waiver by Landlord of any breach of any term, covenant, or condition contained in this Sublease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or condition herein. The acceptance of rent or any other payment due hereby by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Sublease, other than the failure of the Tenant to pay the particular rent or charge so accepted, regardless of Landlord's knowledge of such preceding breach at the time of the acceptance of such payment.

c. Notices: All notices and demands, which may or are required or permitted to be given by either party to the other pursuant to this Sublease, shall be in writing. All notices and demands by the Landlord to the Tenant shall be sent by United States Mail, postage prepaid, addressed to the Tenant at the Premises, or to such other place as Tenant may, from time to time, designate in a notice to the Landlord. All notices and demands by the Tenant to the Landlord shall be sent by United States Mail, postage prepaid, addressed to the Landlord at the Office of the Building, or to such other person or place as the Landlord may, from time to time, designate in a notice to the Tenant.

d. Joint Obligation: If there is more than one Tenant the obligations hereunder imposed upon Tenant shall be joint and several.

e. Marginal Headings: The marginal headings and Paragraph titles to of this Sublease are not a part of this Sublease and shall have no effect upon the construction or interpretation of any part hereof.

f. Time: Time is of the essence of this Sublease and each and all of its provisions in which performance is a factor.

g. Successors and Assigns: The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

h. Recordation: Neither the Landlord nor Tenant shall record this Sublease or a short form memorandum hereof without the prior written consent of the other party.

i. Quiet Possession: Upon Tenant paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions of Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Sublease.

j. Late Charge and Interest:

1) Interest: Each and every amount, regardless of how designated herein, due to Landlord from Tenant pursuant to this Sublease, which is not paid when due, shall bear interest at the rate of two percent (2%) per month compounded monthly from the due date until paid in full.

2) Late Charge: In addition to interest due pursuant to Paragraph 29(j)(1) above, if any amount, regardless of how designated herein, is not received by Landlord within five (5) calendar days after said amount is due, Tenant shall be obligated to immediately pay to Landlord a monthly service charge equal to five percent (5%) of the amount overdue.

k. Prior Agreements: This Sublease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Sublease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Sublease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Sublease shall not be effective or binding on any party until fully executed by both parties hereto.

l. Attorneys' Fees: In the event of any action or proceeding brought by either party against the other under this Sublease, the prevailing party shall be entitled to recover all costs

and expenses, including the fees of its attorneys in such action or proceeding in such amount as the court may adjudge reasonable as attorneys' fees.

m. Sale of Premises by Landlord: In the event of any sale of the Building, Landlord shall be and is hereby entirely relieved of all liability under any and all of its covenants and obligations contained in or derived from this Sublease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises, shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Sublease.

n. Subordination, Attornment:
   1) Upon request of the Landlord, Tenant will, in writing, subordinate its rights hereunder to the lien of any first mortgage or first deed of trust to any bank, insurance company or other lending institution, now or hereafter in force against the land and Building, and upon any buildings hereafter placed upon the land of which the Premises are a part, and to all advances made or hereafter to be made upon the security thereof.
   2) In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Sublease.
   3) The provisions of this Paragraph to the contrary notwithstanding, and so long as Tenant is not in default hereunder, this Sublease shall remain in full force and effect for the full term hereof.

o. Name: Tenant shall not use the name of the Building or of the development in which the Building is situated for any purpose other than as an address of the business to be conducted by the Tenant in the Premises.

p. Severability: Any provision of this Sublease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect.

q. Choice of Law: The laws of the State of Colorado shall govern this Sublease.

[initials] , JM

r. Signs and Auctions: Tenant shall not place any sign upon the Premises or Building or conduct any auction thereon without Landlord's prior written consent.

s. Returned Checks: Checks returned by Tenant's bank for "NSF" or uncollectible reasons will be charged a fee of $20 for handling.

30. Brokers

~~Tenant warrants that it has had no dealings with any real estate brokers or agents in connection with the negotiation of this Sublease excepting only ________________ and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Sublease~~.

31. Lien of Landlord

Landlord shall at all times have a valid lien for all rent and other amounts due hereunder from Tenant, upon all inventory, merchandise, equipment, fixtures, furniture and other personal property of Tenant situated in the Premises or in the Building and such property of Tenant shall not be removed from the Premises or the Building without the prior written consent of Landlord until all arrearage in rent and other charges under this Sublease have been paid in full. Upon the breach or default of this Sublease by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all inventory, merchandise, wares, equipment, fixtures, furniture and other personal property of Tenant situated in the Premises or the Building without liability for trespass or conversion, and sell the same with or without notice at public or private sale, with or without having such property at the sale, at which Landlord or its assigns may purchase and apply the proceeds thereof, less any and all expenses resulting from, associated with or incidental to the taking of possession and sale of the property, including, but not limited to, reasonable attorneys' fees, as a credit against any sums due by Tenant to Landlord. Any surplus shall be paid to Tenant and Tenant agrees to pay any deficiency forthwith. Alternatively, the lien hereby granted may be foreclosed in the manner and form provided by law for foreclosure of a security interest or in any other form provided by law. Tenant hereby specifically waives any and all exemptions allowable by law to the lien granted herein. Landlord shall be entitled to exercise any statutory lien right granted by the State of Colorado. In the event that Landlord also had a lien on such property, or any portion thereof, by virtue of any other instrument, or by operation of law, the lien granted by this Paragraph 31 shall be in addition thereto, and the Landlord shall have alternate remedies with respect of said liens at Landlord's sole option and election.

32. Non-solicitation of Landlord's Employees

a. Tenant understands and acknowledges that Landlord's employees are vital to Landlord's ability to deliver the services to Tenant and other occupants of the Building that are set forth in this Sublease, and that finding, hiring and training employees is time-consuming and expensive. Consequently, Tenant covenants and agrees that during the term of this Sublease, and any extension or renewal hereof, and for six (6) months after the termination of this Sublease for any reason, Tenant shall not solicit the services of, hire, employ or contract for the services of any person who is an employee of Landlord or who has been an employee of Landlord at any time within six (6) months prior to any such solicitation, hiring, employment or contract for services. Tenant understands and acknowledges that in the event that Tenant breaches any covenant in this Paragraph 32 Landlord shall suffer irreparable harm, and therefore, Tenant covenants and agrees that Landlord shall be entitled to an award against Tenant of liquidated damages for each and every employee of Landlord solicited, hired, employed or contracted with, by Tenant, which liquidated damages shall be equal to six (6) months' gross wages paid to each such employee calculated at the rate last paid to such employee prior to said solicitation, hiring, employment or contract execution. Landlord and Tenant acknowledge and stipulate that it is impossible to determine with any reasonable accuracy the amount of prospective damages to the Landlord upon breach of the covenants in this Paragraph 32, and that the damages set forth herein are reasonable, and not a penalty, based upon the facts and circumstances of the parties at the time of entering into this Sublease and with due regard to future expectations.

b. For purposes of Paragraph 32(a), "Tenant" shall include Tenant; it's subsidiaries, affiliates or other entities under the direction or control of Tenant.

The parties hereto have executed this Sublease in Boulder, Colorado on the dates specified immediately adjacent to their respective signatures.

If this Sublease has been filled in, it has been prepared for submission to Tenant's attorney for his or her approval. No representation or recommendation is made by the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Sublease, or the transactions relating thereto.

Landlord:
Office Partners, Inc. d/b/a
Broadway Suites, Inc.

7/2/04
____
Paul Eklund date
President

Tenant:
Key Gold Corporation

Jun 24/04
____
John Anderson date
President



501C
(179 SF)
501D
(127 SF)
501B
(158 SF)
(146 SF)
(119 SF)
OFFICE SUITE
501
925 SF
501A
(198 SF)
504
505
237 SF
506
507
193 SF
DN
CORRIDOR
621 SF
508
123 SF
ELEV
63 SF
509
110 SF
(184 SF)
510
387 SF
(203 SF)
DN

Exhibit B

To That Certain Sublease

between

Broadway Suites

and

Key Gold Corporation

Dated: 6/15/04

Lessor's Additional Improvements

Lessor shall install, prior to ____________________, 20____, the following:

-NONE-

PR

Exhibit C-1

Broadway Building
Rules and Regulations

1. Sidewalks, halls and common areas shall not be obstructed, utilized for storage or used for any purpose other than ingress to and egress from the respective premises.

2. Landlord shall provide recycling receptacles in common areas and Tenant shall utilize them for their intended purpose, taking care to assure that no trash, debris or litter is allowed to accumulate in the common areas or outside of the trash receptacles. No refuse or debris shall be thrown into the corridors, halls, common areas or adjacent sidewalks.

3. Tenant shall be responsible for all contractors, technicians and repair persons rendering any installation or repair service to Tenant; and such contractors, technicians and repair persons shall be required to take reasonable precautions to not obstruct building common areas, corridors, passageways or adjacent sidewalks. To the extent possible, installation and repair work shall be scheduled to avoid the hours of maximum occupation and use of the building and to minimize inconvenience to or obstruction of other occupants.

4. Movement in or out of the building of bulky equipment or material, which requires the use of corridors or building entranceways and which requires significant obstruction thereof, shall be restricted to hours established by the Landlord. When moving in and out of the building, Tenant is required to hang "moving blankets" in the elevators. Doing so keeps damage to a minimum for both the Tenant and the Landlord. Tenant assumes all risk of damage and pays the cost of preparing or providing compensation for damages to the building as a result of such installation activity.

5. Tenant is required to use mats under chairs that possess castors.

6. No birds, fish, animals, bicycles or vehicles of any kind shall be brought into, or kept in or about, the leased premises.

7. Tenant shall cooperate with Landlord in maintaining the leased premises and common areas adjacent thereto. Any cleaning, maintenance and janitorial personnel employed by Tenant shall, other than Tenant's own employees, be subject to Landlord's prior written approval.

8. Tenant shall not use or keep in the leased premises any kerosene, gasoline, inflammable or combustible fluid or material, other

than such limited quantities as may be necessary for maintenance of equipment.

9. Landlord will furnish Tenant with a reasonable number of keys for entrance doors into the leased premises, upon acceptance of possession by Tenant and may charge Tenant for additional keys provided thereafter. All such keys shall remain the property of Landlord. No additional locks shall be installed in the leased premises without Landlord's prior written consent and Tenant shall not make duplicate keys. Upon termination of the lease, Tenant shall surrender all keys to the leased premises.

10. Landlord reserves the right to change the name and street address of the Building.

11. Canvassing, peddling, soliciting and distribution of handbills in the building are prohibited. Tenant shall cooperate with Landlord in such lawful means as may be required to eliminate such activities.

12. Any sound system or musical instruments used within the premises must be operated at such a level so as to not disturb other Tenants or detract from the Building's overall image.

13. Pursuant to the city of Boulder ordinance No. 5240, no smoking is allowed in the Building.

Exhibit C-2

Broadway Suites
Rules and Regulations

1. Fresh coffee is available in the kitchen. This is a self-service function. When the coffee level is down to one cup, Tenant agrees to make a fresh pot for the next person behind them.

2. Tenant's shall provide their own cups for their personal use; please see the reception desk for a personal or company label. Broadway Suites provides a limited number of dishes, glasses and cups for guests. When finished with kitchenware, Tenant agrees to rinse them off and place them in the dishwasher, which will be run at least once per day. If the dishwasher needs to be run/emptied, please let the reception desk know so that they may tend to it.

3. The conference rooms are available by reservation at the reception desk. Business meetings will be the top priority use in all of these areas. If these areas are used for something other than a meeting, please be prepared to vacate upon request. Tenant agrees to clean up, remove all debris and straighten all chairs when leaving these facilities.

4. A waiting area is available for your client's comfort. Avoid using this area in any manner that would disturb other Tenants' clients.

5. Shower facilities are available in the Men's third and Women's fifth floor restrooms. Leftover soap, shampoo, towels, etc. will be routinely discarded.

6. Telephones are available in the common areas of the building. Long distance calls are accessible by code only.

7. Out-of-town, Colorado telephone directories are stored in the copy room and are available for Tenant use. Tenant agrees to return them when finished with them.

8. Recycling is encouraged in the building. A receptacle is provided in the kitchen for aluminum and glass. Blue recycle bins are located by each of the photocopiers. These recycle bins are also available for Tenant offices. The janitorial service is responsible for emptying them.

9. Educational audio and video tapes are available for Tenant use. Please see the reception desk for item directory and checkout.

All rules and regulations are subject to change at any time without advance notice.

14-Jun-04

10. A bicycle is available for Tenant use. The key can be obtained at the reception desk. The owners and management of Broadway Suites make no representation as to the condition or safety of said bicycles and managers are not responsible for any injury or damage to Tenants, others or any property.

All rules and regulations are subject to change at any time without advance notice.

14-Jun-04

Reception Service

Operating hours are from 8 am – 5:15 pm Mon-Thurs. & 8 am – 5 pm on Fridays. Observed holidays are: New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, one-half day Christmas Eve, Christmas Day, one-half day New Year's Eve. After hours, weekends and on holidays your guests can ring your telephone from the 1942 Broadway Street entrance. You allow them entry by depressing "6" on your telephone.

The Receptionists maintain a sheet for sign-out, destination and estimated time of return at the front counter. Written or verbal instructions can be left for your clients' information.

Our postal carrier picks up mail once per day. The Reception staff also drops mail/small packages at the Post Office and Federal Express after closing the front desk each day.

Validation stamps for parking at the Randolph Center or Spruce Street facilities can be purchased by you, to be distributed to your clients by the Reception staff. Please inquire at the desk for more information.

Level 1 Default Reception* $35.00/MO.

Default service is offered by Broadway Suites for all tenants for the purpose of serving as a hospitality and information center to both our tenants and their clients. Service includes signing for packages and delivering them to your office or holding them for you until your return. Your walk-in clients are greeted, announced, given messages, packages, asked to wait for your arrival and/or directed to your office or a conference room. Incoming faxes are distributed to your mailbox and you are notified. Conference room use can be scheduled for you. Notary services are available to you as well.

Level 2 Lunch-hour Reception $70.00/MO.

At this level you may forward your phones to the front desk each day while you've stepped out for lunch (checking in/out with our staff is essential for them to give your callers a consistent level of service). The staff answers your phone, lets the caller know that you're away for lunch, gives them as estimated time of your return and offers them voicemail.

Level 3 Support Reception $150.00/MO.

Support Reception includes all of the above services in addition to personalized telephone answering. Phones calls are directed to the reception desk where callers are asked their name. They are then transferred to you, are given a message of your preference, notified of your schedule (if known) and/or transferred to your voice mail if you are unavailable to take the call. Solicitors are blocked at the front desk.

Level 4 Intermediate Reception $200.00/MO.

Intermediate Reception includes all of the above services. If you are unavailable to take the call, callers are given the option of leaving a handwritten message **or** going to your voice mail. Handwritten messages are placed in a separate routine slot at the reception desk. You are responsible for making regular stops to check for messages. Voice paging is also an option; please see the Cost Estimate Summary for the monthly cost of the equipment.

Level 5 Advanced Reception $250.00/MO.

Advanced Reception includes all of the above services as well as patching calls to you while offsite.

*Default service is a mandatory fee for each of our tenants.

Both prices and service levels are subject to change at any time.

M Q

Level 6 Specialized Reception **$_____/MO.**

Specialized Reception includes all of the above services in addition to maintaining your appointment book, returning phone calls, customer service, filing, copying, faxing, mail preparation, arranging for pick-ups/deliveries, light computer work and/or any other customized reception services. Payment for this level of service is negotiated and agreed upon above and beyond the $250 rate.

____

____

____

____

Level 7 Vacation Reception **$_____/MO.**

Vacation service is a customized rate based on the services needed.

Key Gold Corporation falls into Level 5 category.

______________________ June 15/04

John Anderson Date

President

*Default service is a mandatory fee for each of our tenants.

Both prices and service levels are subject to change at any time.

Broadway Suites Cost Estimate Summary
Exhibit D-2

Tenant Key Gold Corp
Suite 504

Today's date 6/11/04
Start date 6/15/04

Service	Rate	#	Deposit/ Install	Monthly	Prorated Days 16
Base Rent				$850.00	$453.33
Security Deposit (1 1/2 month's rent)			$1,275.00		
Non-refundable Cleaning Fee			$85.00		
Suite 314 Mailbox fee	$5.00				
Telephone Service					
Analog Voice 303.323.1927	$67.00	1		$67.00	$35.73
Install	$110.00	1	$110.00		
Analog FAX/Mod	$52.85				
Install	$110.00				
Digital Voice	$106.63				
Install	$110.00				
Dig Voice/FAX	$142.30				
Install	$150.00				
Additional DID 303.323.1928	$10.00	1		$10.00	$5.33
Install	$35.00	1	$35.00		
Long Distance Carrier Rates					
.06/min Interstate					
.09/min Intrastate					
Calling card					
800 Number	$5.00				
Install	$25.00				
Outside Number 303.323.1927/1928	$50.00	2	$100.00		
Starting with "0xxx, 22xx, 9xxx"	$75.00				
Voice Announcer	$10.00				
Install	$50.00				
Move phone service to different suite					
Chng Anal-Anal	$35.00				
Chng Anal-Dig	$110.00				
Chng Dig-Dig	$35.00				
White Page/Directory Assistance Listing	$20.00				
Additional List	$4.00				
Install	$5.00				
Voice Mail					
Voice Mail box/tree	$20.00	1		$20.00	$10.67
Install VM box/tree	$25.00	1	$25.00		
Additional VM on a Tree	$14.00				
Outcalling	$5.00				

Broadway Suites Cost Estimate Summary

Exhibit D-2

Service	Rate	#	Deposit/ Install	Monthly	Prorated Days 16
Wide Area Network (ethernet card required)					
WAN Service/device on network	$50.00	1		n/c thru 5/31/05	
Install	$50.00	1	$50.00		
Addtl. IP (max of $250.00 w/5+ addresses)	$50.00				
Server Hosting	$100.00 min				
Install (server install + setup)	$50.00				
Install (server install only)	$10.00				
Website Hosting (<10MB)	$35.00				
Install	$50.00				
Scan-to-email w/OCR software	.18/page				
Install (template only)	$10.00				
Install (template & software)	$25.00				
Email	$5.00				
Install by you (w/instructions for Outlook)	$0.00				
Install by us	$25.00				
Domain name (non-Suites)	$5.00				
Install	$50.00				
Hosted Microsoft Exchange Services	$28.00				
Install	$30.00				
Additional 20MB Blocks of Storage	$5.00				
Signage: Directories Key Gold Corp.	$50.00	1	$50.00		
Door (per line) Key Gold Corp.	$60/$80/$100	1	$60.00		
Cable TV rate	$45.00				
Install	$25.00				
Reception rate		5		$250.00	$133.33
Parking					
Totals			$1,790.00	$1,197.00	$638.40
Less deposit					
date paid/check #					
Total due upon move-in			$2,428.40		

Postage Meter surcharge	28.00%
Copies per sheet	.11/pg
Facsimile rates	.50/pg
Facsimile rates w/reception assistance	.75/pg

M

Broadway Suites AUP

Introduction

Broadway Suites' acceptable use policies ("Policies") set forth below define acceptable practices while using any of Broadway Suites' data services (the "Service"). By using the Service, you acknowledge that you have read, understood, and agree to abide by the Policies. The intent of the Policies is to assist in protecting the Service, our Users, and the Internet community as a whole from the affects of improper and/or illegal activity, as abuse of the Service threatens the viability of the Service for all users.

Because constantly changing Internet culture and technology make it impossible to define all types unacceptable conduct, this document gives an overview of the types of actions that we consider to be unacceptable without exhaustively enumerating all such misuses. Users are generally expected to behave in a reasonable fashion and to adhere to commonly accepted practices of the Internet community. For the most part, simply exercising good judgment and common sense while using the Service should enable Users to remain within the scope of acceptable conduct as further described in these Policies

Unacceptable Conduct

Listed below are examples of conduct considered unacceptable - violation of these guidelines may result in termination of your account without prior notice. Again, the categories listed are intended merely to serve as guidelines regarding appropriate and inappropriate conduct; the list is by no means exhaustive and should not be interpreted as such.

1. Using the Service in a way which constitutes violation of any applicable statute, law, court order, tariff, regulation, or treaty (including, but not limited to, intellectual property, communications, privacy, criminal and international law);
2. Using the Service to operate server programs, including but not limited to mail servers, IRC servers, ftp servers or web servers that have not been included in your Sublease;
3. Connecting additional computers or other devices to the Service that have not been included in your Sublease;
4. Excessively using the Service in such a way as to limit the bandwidth or access available to others (as determined by us in our sole discretion)
5. Using the Service in an attempt to break security, or so as to actually break security of any computer network (including the Service itself), or to access an account of which you are not the owner or a communication on which you are not the sender or intended recipient;
6. Attempting, in any way, to interfere with or deny service to any user or any host on the Internet including any form of Denial of

Service attacks, which are defined as overburdening a recipient computer system by sending a high volume of spurious data which impedes or disables functionality of the recipient system(s) or Internet connectivity;

7. Using the Service in such a way as to forge headers/addresses in electronic mail or USENET postings, or using any other method to disguise the sender's identity;
8. Posting commercial messages to a USENET group where the posting is not approved by the specific USENET group in its charter, or mass postings to large numbers of USENET groups;
9. Attempting to cancel, supersede, or otherwise interfere with e-mail or USENET posts other than your own;
10. Using the Service in a manner intended to abuse or violate the privacy or property rights of others, including but not limited to sending of unsolicited bulk e-mail ("spamming");
11. Using the Service for unauthorized relays through any third party systems;
12. Using the Service for mail-bombing, which is defined as the sending of mass amounts of e-mail to one recipient, with the intent to render that recipient's account and/or the electronic system serving that account dysfunctional;
13. Using the Service to add or attempt to add addresses to any mailing list without the explicit positive consent of the addressee(s);
14. Using the Service to forward or post "chain letters" (multiple forwarding) of any type;
15. Engaging in harassment, whether through language, frequency, or size of messages

Rights of Broadway Suites

If Users engage in conduct while using the Service that is in violation of the Policies or is otherwise illegal or improper, we reserve the right to suspend and possibly terminate the Service or the User's access to the Service. In most cases, we will attempt to notify you of any activity in violation of the Policies and request that the User cease such activity; however, in cases where the viability of the Broadway Suites network is threatened or cases involving bulk email/SPAM, mail relaying, alteration of your source IP address information, denial of service attacks, illegal activities, harassment or copyright infringement, we reserve the right to suspend your Service or the User's access to the Service without notification. In addition, we may take any other appropriate action against a User for violations of the Policies, which may include termination of the Service and recovery of damages resulting from violation of the Policies. We do not make any promise, nor do we have any obligation, to monitor or police activity occurring via the Service and will have no liability to any party, including you, for any violation of the Policies.

Cooperation with Investigations

We will cooperate with appropriate law enforcement agencies and other parties involved in investigating claims of illegal or inappropriate activity.

Privacy

Because the Internet is an inherently open and insecure means of communication, any data or information a User transmits over the Internet may be susceptible to interception and alteration. Broadway Suites makes no guarantee regarding, and assume no liability for, the security and integrity of any data or information a User transmits via the Service or over the Internet, including any data or information transmitted via any server designated as "secure."

Warranties; Limitations of Liability

Broadway Suites makes no warranties of any kind, whether expressed or implied, for its Services. We specifically disclaim any implied warranties of merchantability or fitness for any particular purpose. Broadway Suites will not be responsible for any losses or damages resulting from delays, non-deliveries, mis-deliveries, Service interruptions, or User errors or omissions. In the event that through our own negligence we fail to provide Services, our liability will be limited to the refund of the Users Monthly Service Charge, prorated according to the actual time the Service was unavailable. Broadway Suites shall have no liabilities for failure to provide Services resulting from acts or omissions of third parties. We will not under any circumstance be responsible for consequential damages, including but not limited to, any consequential damages arising from failure to provide Service in accordance with these policies. Broadway Suites does not guarantee the security or backup of your data stored on the Service.

Reporting

If you become aware of any violation of these Policies by any person, including Users that have accessed the Service through your account, please notify us at abuse@bsuites.com. We will notify you, our Customer, of complaints received by us regarding each incident of alleged violation these Policies by your Users of the Service. You agree to promptly investigate all such complaints and take all necessary actions to remedy any actual violations of these Policies. We may identify to the complainant that you are investigating the complaint and may provide the complainant with the necessary information to contact you directly to resolve the complaint. You shall identify a representative for the purposes of receiving such communications. We reserve the right to install and use, or to have you install and use, any appropriate devices to prevent violations of these Policies, including devices designed to filter or terminate access to the Services provided by us.

Modifications

We reserve the right to modify these Policies from time-to-time in our sole discretion. We will notify you, our Customer, of any such modifications either via e-mail or by posting a revised copy of the Policies on our Web site.

Questions or comments about AUP should be emailed to: Admin@bsuites.com